Exhibit 99.1

             RENAISSANCE CAPITAL-MANAGED FUND INVESTS $1.25 MILLION
               IN POORE BROTHERS IN PRIVATE PLACEMENT TRANSACTION

     January 10, 2002 - Poore Brothers, Inc. (Nasdaq: SNAK) announced today that BFS US Special Opportunities Trust PLC, a fund managed by Renaissance Capital Group, Inc., invested $1.25 million in the Company by acquiring 586,855 shares of the Company's common stock, $0.01 par value, in a private placement transaction completed on December 27, 2001. This investment, when combined with the holdings of two other Renaissance-managed closed-end mutual funds, Renaissance Capital Growth & Income Fund III, Inc. (Nasdaq: RENN) and
Renaissance US Growth & Income Trust PLC, raises Renaissance's beneficial ownership of Poore Brothers' common stock to approximately 24% of outstanding shares.

     Mr. Russell Cleveland, President and Chief Executive Officer of Renaissance, stated, "We are pleased to announce the $1.25 million investment in Poore Brothers which should help the company pursue future growth opportunities. As a major shareholder in Poore Brothers, we strongly support the management team and its strategic plan to develop and build innovative salted snack food brands. They have a strong track record of accomplishments which we believe are serving to optimize the potential for long-term financial results and shareholder value."

     Mr. Eric Kufel, President and CEO of Poore Brothers, commented, "The Company initiated discussions with Renaissance because they have been a strong and supportive business partner since 1995. This equity investment and the increased financial flexibility it provides is a very positive step for the Company in its effort to continue to deliver strong revenue growth and improved earnings growth."

     Mr. Thomas W. Freeze, Senior Vice President & CFO, added, "This capital infusion allows us to reduce indebtedness currently outstanding and to make certain investments (i) to reduce future operating costs, (ii) to increase the speed to market of potential new brand and product concepts, and (iii) to provide working capital to support continuing fluctuations in quarterly operating results which are driven by the timing of new customers, new product introductions and promotional activity with major customers."

     Pursuant to the Share Purchase Agreement dated December 27, 2001, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the newly issued shares. The filing by the Company, and the effectiveness, of the registration statement are subject to deadlines set forth in the Share Purchase Agreement.

                                 **************

     Poore  Brothers,  Inc.,  a  rapidly  growing  manufacturer,   marketer  and
distributor  of  "INTENSELY   DIFFERENT"  salted  snacks,  is  headquartered  in

Goodyear, Arizona and operates manufacturing facilities in Goodyear, Arizona and Bluffton, Indiana. The Company's primary emphasis is upon manufacturing "INTENSELY DIFFERENT" salted snack food items including T.G.I. FRIDAY'S(TM) brand snack chips, POORE BROTHERS(R) brand potato chips, BOB'S TEXAS STYLE(R) brand potato chips, BOULDER POTATO COMPANY(TM) brand potato chips, and TATO SKINS(R) brand potato snacks. The Company also manufactures private label potato chips for major retailers in Arizona and California and operates a direct store delivery distribution business in Arizona.

     For further information about Poore Brothers or this release, please contact Thomas W. Freeze, Senior Vice President and Chief Financial Officer, at
(623) 932-6203, or logon to http://www.poorebrothers.com.

     STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING" STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE AND THAT MAY AFFECT THE COMPANY'S PROSPECTS IN GENERAL INCLUDE, BUT ARE NOT LIMITED TO, THE POTENTIAL NEED FOR ADDITIONAL FINANCING, ACQUISITION-RELATED RISKS, SIGNIFICANT COMPETITION, CUSTOMER ACCEPTANCE OF NEW PRODUCTS, DEPENDENCE UPON MAJOR CUSTOMERS, GENERAL RISKS RELATED TO THE FOOD PRODUCTS INDUSTRY, AND SUCH OTHER FACTORS AS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.